Exhibit 10.3

PARKERVISION, INC.

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

CONVERTIBLE PROMISSORY NOTE AMENDMENT AGREEMENT (the “Amendment”), dated as of May 10, 2024, by and between PARKERVISION, INC., a Florida corporation (the “Company”), and LEWIS H. TITTERTON (the “Holder”).

WHEREAS, Holder is the holder of a convertible promissory note (No. PV 2020-002) dated January 8, 2020 (the “Existing Note”) with a principal balance of $50,000, unpaid, accrued interest of $1,271.23 and a maturity date of January 8, 2025, and

WHEREAS, the Company and Holder wish to modify the interest payment terms of the Existing Note.

Capitalized terms used herein and not otherwise defined are defined in the Existing Note.

NOW THEREFORE, the Company and Holder hereby agree as follows:

Section 1.2(a) of the Existing Note is hereby replaced in its entirety with the following:

The Maker shall accrue interest to the Holder on the Outstanding Principal Amount at the rate of eight percent (8%) per annum. Unpaid, accrued interest shall be paid at the MATURITY DATE. Interest payments shall be made, at the Maker’s option, and subject to the EQUITY CONDITIONS, in (i) cash, (ii) REPAYMENT SHARES, or (iii) a combination of cash and REPAYMENT SHARES. Interest shall cease to accrue with respect to any principal amount converted.

All other terms and conditions of the Existing Note remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first indicated above.

PARKERVISION, INC.

/s/ Cynthia French

Name: Cynthia French

Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Lewis H Titterton

Lewis H. Titterton, Holder